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                                                                    Exhibit 16.1


(STONEFIELD JOSEPHSON LOGO)
STONEFIELD
JOSEPHSON, Inc.
Certified Public Accountants
Business Advisors


July 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Matchnet plc

Ladies and Gentlemen:

Stonefield Josephson, Inc. ("Stonefield or "we") was previously engaged by Matchnet plc as principal accountants to audit the financial statements of Matchnet plc as of and for the years ended December 31, 1998, 1999, 2000, 2001 and 2002. In March 2004 we were dismissed by Matchnet plc.

We have read the statements contained in "Change in Accountants" of the Form S-1 of Matchnet plc to be filed with the Securities and Exchange Commission on or around August 3, 2004, and are not in a position to agree or disagree with such statements contained therein, except as follows:

      -  We are in agreement with the following statements:

            "On March 27, 2004, upon the authorization of our board of directors, we dismissed Stonefield Josephson and engaged Ernst & Young LLP as our independent auditors.

            During the years ended December 31, 2003 and 2002, and the subsequent period from January 1, 2004 to March 27, 2004, Stonefield Josephson did not have any disagreements with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, would have caused them to make references to the subject matter of the disagreement in connection with their reports on our financial statements for such years. The reports of Stonefield Josephson on financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. We did not consult with Ernst & Young LLP on any financial or accounting reporting matters before its appointment."

      - We are in agreement with the following statement: "Difficulties arose from differing views between Ernst & Young LLP and Stonefield Josephson regarding the necessity and scope of a restatement of 2002 and 2001 financial statements."

Very truly yours,

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

WWW.SJACCOUNTING.COM

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
Santa Monica                      Irvine                      San Francisco                      Walnut Creek
1620 26th Street                  4 Park Plaza                655 Montgomery Street              1331 N. California Boulevard
Suite 400 South                   Suite 900                   Suite 1220                         Suite 790
Santa Monica, California 90404    Irvine, California 92614    San Francisco, California 94111    Walnut Creek, California 94596

TEL:  310.453.9400                TEL:  949.653.9400          TEL:  415.981.9400                 TEL:  925.938.9400
FAX:  310.453.1187                FAX:  949.833.3582          FAX:  415.391.2310                 FAX:  925.930.0107
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